UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road	Lake Barrington, Illinois	60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of CTI Industries Corporation (the “Company”) was held on Friday, June 5, 2015 at 10:00 a.m. Central Daylight Savings Time at the corporate headquarters of the Company located at 22160 N. Pepper Road, Lake Barrington, Illinois.

The following actions were submitted and approved by a vote of the stockholders of the Company:

1.	Election of seven directors;

2.	Ratification of the Board’s selection of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for 2015;

3.	Approve the increase in authorized number of shares of preferred stock;

4.	Approve the increase in the authorized number of shares of common stock;

5.	Approve the Restated Articles of Incorporation.

Stockholders of record at the close of business on April 10, 2015 were entitled to vote. A total of 2,617,139 shares were represented by proxy or in person at the Annual Meeting, which constituted 79.28% of the Company’s issued and outstanding shares of common stock. These shares were voted on the matters presented at the Annual Meeting as follows:

1.	For the election of directors:

Name	For	Against	Abstentions and Broker Non-Votes

John H. Schwan	2,041,794	280,446	294,899

Stephen M. Merrick	2,041,804	280,436	294,899

Stanley M. Brown	2,031,751	290,489	294,899

Bret Tayne	2,057,133	265,107	294,899

John I. Collins	2,057,133	265,107	294,899

Howard Eirinberg	2,053,233	269,007	294,899

John Klimek	2,057,297	264,943	294,899

2.	Ratification of the Board of Directors selection of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for 2015.

For	Against	Abstentions and Broker Non-Votes

2,451,527	165,605	7

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3.	Approve the increase in authorized number of shares of preferred stock.

For	Against	Abstentions and Broker Non-Votes

2,003,112	284,700	329,327

4.	Approve the increase in authorized number of shares of common stock.

For	Against	Abstentions and Broker Non-Votes

2,129,713	452,996	34,430

5.	Approve the Restated Articles of Incorporation.

For	Against	Abstentions and Broker Non-Votes

2,083,811	234,122	299,206

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, June 5, 2015.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen M. Merrick
Stephen M. Merrick
President

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